Exhibit 23.1

DAVID A. ARONSON, CPA, P.A.

17071 West Dixie Highway

Suite 301

North Miami Beach, FL 33160

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our audit report dated January 13, 2015 in this Registration Statement on Form S-1 of OptiLeaf Incorporated for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

David A. Aronson, CPA, P.A.

North Miami Beach, FL

August 27, 2015